                                                                       EXHIBIT 1

NO. 01CI-003322                                          JEFFERSON CIRCUIT COURT

                                                                      DIVISION 1

GERALD MANSBACH                                                        PLAINTIFF


vs.                               SETTLEMENT AGREEMENT
                                  --------------------

TW FUNDING, LLC, et al.                                               DEFENDANTS

                               * * * * * * * * * *


                                     Parties
                                     -------

     This Settlement Agreement (hereinafter "Agreement") is made and entered into effective as of the 18th day of September, 2001 (hereinafter "Effective Date"), by and among Gerald Mansbach (hereinafter "Mansbach" or "Plaintiff"), TW Funding, LLC (hereinafter "Company"), John A. Butorac, Jr., Barbara E. Butorac (both individually and as Trustee of the John A. Butorac, III Trust of the 21st Century, the Sara A. Butorac Trust of the 21st Century, and the Christine E. Butorac Trust of the 21st Century), James M. Mulrooney, Gloria J. Mulrooney, David M. Roth, Marsha B. Roth, Richard J. Reeves, Judith Reeves, John L. Brewer, Kathy C. Brewer, Gary Snyder, Cindy R. Snyder, Gregory A. Compton, Janis B. Compton, Wayne P. Jones, Linda Allen Jones, and Valley Vista Ventures, LLC (collectively referred to hereinafter as the "Guarantor Defendants").

                                    Recitals
                                    --------

     A. Mansbach filed Civil Action No. 01-CI-003322 in Jefferson Circuit Court, Division One (hereinafter referred to as the "Litigation"), against the Company and the Guarantor Defendants and alleged, among other things, that:

          (1) A Promissory Note dated December 30, 1998 executed by the Company in favor of Mansbach in the original principal amount of $4,000,000.00 (the "Note") was in default;

          (2) A Guaranty Agreement dated December 30, 1998 executed by the Guarantor Defendants (the "Guaranty Agreement") was in default; and

          (3) As a result of said defaults, Mansbach was entitled to exercise various rights with respect to shares of the common capital stock ("Shares") of Tumbleweed, Inc., a Delaware corporation ("Tumbleweed") which were pledged to him as collateral by the Company and some of the Guarantor Defendants.

          B. In the Litigation, John A. Butorac, Jr. and Barbara E. Butorac filed a Counterclaim against Mansbach (the "Counterclaim"), and a Cross-Claim against David M. Roth (the "Cross-Claim").

          C. The Parties desire to resolve: the claims asserted in the Litigation by the Plaintiff against the Guarantor Defendants; the Counterclaim; the Cross-Claim; and the other matters referenced below; without incurring additional expenses and costs, and therefore have reached the comprehensive terms of compromise as embodied in this Agreement.

          Now, Therefore, in consideration of the Recitals set forth above and the terms and mutual covenants hereinafter set forth, Mansbach, the Company, and the Guarantor Defendants (collectively referred to herein as the "Parties") agree as follows:

          1.   Incorporation  of  Recitals.  The  Recitals are incorporated
               ---------------------------
herein by reference as if fully set forth in this Agreement.

          2.   Transfer of Tumbleweed Shares to Company. Immediately  following
               ----------------------------------------
the execution of this Agreement, the following transfers of Shares of Tumbleweed shall occur:

               (a) Barbara E. Butorac shall assign to John A. Butorac, Jr. all of her rights, title and interest in and to 800,000 Shares of the common capital stock of Tumbleweed, as represented by certificates numbered TUWD1080 and TUWD1079, who in turn shall then transfer all of said Shares to the Company;

               (b) James M. Mulrooney shall transfer to the Company 800,000 Shares of the common capital stock of Tumbleweed, as represented by certificates numbered TUWD1175 and TUWD1176;

               (c) Marsha B. Roth shall assign to David M. Roth all of her right, title and interest in and to 72,232 Shares of the common capital stock of Tumbleweed, as represented by certificates numbered TUWD1214 and TUWD1213, who in turn shall then transfer all of said Shares to the Company;

               (d) David M. Roth shall transfer to the Company 27,768 Shares of the common capital stock of Tumbleweed, as represented by certificates numbered TUWD1207 and TUWD1208;

               (e) Valley Vista Ventures, LLC shall transfer to the Company 100,000 Shares of the common capital stock of Tumbleweed, as represented by certificates numbered TUWD1230 and TUWD1229; and

               (f) Richard J. Reeves shall transfer to the Company 100,000 Shares of the common capital stock of Tumbleweed, as represented by certificates numbered TUWD1197 and TUWD1198.

The Parties agree that the Shares transferred pursuant to this paragraph shall be valued at a price of $1.75 per share. In consideration of said transfers of Shares to the Company, a new class of members known as the "Class C Members" shall be created in the Company. Immediately following their execution of this Agreement and prior to the transfer to the Company of any Shares of the common capital stock of Tumbleweed as provided above, each of Mansbach, John A. Butorac, Jr., James M. Mulrooney, David M. Roth, Richard J. Reeves, John L. Brewer, Gary Snyder, Gregory A. Compton, Wayne P. Jones, and Valley Vista Ventures, LLC, hereby agrees to execute a First Amendment to Operating Agreement in the form of Exhibit "A" attached hereto (the "First Amendment") providing, inter alia, for (i) the creation of a new class of Members of the Company known as "Class C Members" and (ii) the issuance to the Class C Members of a new class of membership equity interests in the Company known as "Class C Units." As set forth in the First Amendment, the new Class C Units shall be issued to John A. Butorac, Jr., James M. Mulrooney, David M. Roth, Richard J. Reeves and Valley Vista Ventures, LLC (in the proportions set forth in the First Amendment), in exchange for their transfer to the Company, as capital contributions, of the Shares of the common capital stock of Tumbleweed as provided above.

     3.   Transfer of Tumbleweed Shares By the Company to Mansbach.
          --------------------------------------------------------
Contemporaneously with the execution of this Agreement, the Company shall transfer to Mansbach the Shares transferred to the Company pursuant to section 1 above, plus the 400,000 Shares of Tumbleweed owned by the Company and
       ----
represented by Certificate No. TUWD0847, for a total of 2,300,000 Shares. The Parties agree that the Shares transferred to Mansbach shall be valued at a price equal to $1.75 per share for a total value of $4,025,000.00, which shall be applied as follows:

          (a) First, $4,000,000.00 shall be applied to the outstanding principal balance due under the Note; and

          (b) Second, $25,000.00 shall be applied toward costs, expenses, and attorney fees incurred by Mansbach in the Litigation, and in the enforcement of his rights under the Note, the Guaranty Agreement, and other documents executed in connection therewith, and including but not limited to, expenses paid by Mansbach to the firm of Lloyd & McDaniel, PLC and to Hilliard Lyons Company. The Parties agree that (i) the transfer of Shares to Mansbach hereunder is in partial satisfaction only of the Judgment entered in favor of Mansbach and
------- ------------ ----
against the Company in the Litigation, and (ii) the Company shall continue to be indebted to Mansbach for the remaining portion of such Judgment although all of the Guarantor Defendants are being released from any continuing liability with respect to, or as a result of, such Judgment against the Company, or with respect to the Note, Guaranty Agreement, Litigation, Counterclaim, or Cross-Claim except for the obligations and duties of the Guarantor Defendants provided for under this Agreement.

     4.   Release of Guarantor Defendants By Mansbach. In consideration of the
          -------------------------------------------
covenants, terms and conditions contained herein, Mansbach does hereby and forever relieve, release and discharge the Guarantor Defendants, and their respective agents, representatives, estates, employees, attorneys, firms, successors and assigns, and each of them, in any and all capacities, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to attorney's fees), damages, actions and causes of action, of whatever kind or nature, whether known or unknown, fixed or contingent, which arise, are alleged to have arisen, or could have arisen out of the claims made by Mansbach in the Litigation, and including but not limited to claims against the Guarantor Defendants which might arise under the Note or the Guaranty Agreement, except for the obligations and duties of the Guarantor Defendants provided for under this Agreement.

     5.   Release of Mansbach By Guarantor Defendants. In consideration of the
          -------------------------------------------
covenants, terms and conditions contained herein, the Guarantor Defendants, and each of them, do hereby and forever relieve, release and discharge Mansbach and his respective agents, representatives, estates, employees, attorneys, firms, successors and assigns, in any and all capacities, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to attorney's fees), damages, actions and causes of action, of whatever kind or nature, whether known or unknown, fixed or contingent, which arise, are alleged to have arisen, or could have arisen out of the claims made by the Guarantor Defendants or any of them, in the Litigation, and including but not limited to the Counterclaim.

     6.   Releases Among the Guarantor Defendants. In consideration of the
          ---------------------------------------
covenants, terms and conditions contained herein, each of the Guarantor Defendants does hereby and forever relieve, release and discharge each of the other Guarantor Defendants and their respective agents, representatives, estates, employees, attorneys, firms, successors and assigns of each of the other Guarantor Defendants, in any and all capacities from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, rights or obligations of contribution, costs and expenses (including but not limited to attorney's fees, damages, actions and causes of action), of whatever kind or nature, whether known or unknown, fixed or contingent, which arise, are alleged to have arisen, or could have arisen out of the claims made by Mansbach, the Guarantor Defendants, or any of them, in the Litigation, including but not limited to the Counterclaim and the Cross-Claim. Specifically, but not by way of limitation of the foregoing, John A. Butorac, Jr. and Barbara E. Butorac, individually and as Trustee of the John A. Butorac, III Trust of the 21/st/ Century, the Sara A. Butorac Trust of the 21/st/ Century, and the Christine E. Butorac Trust of the 21/st/ Century, do hereby and forever relieve, release and discharge David M. Roth and his respective agents, representatives, estates, employees, attorneys, firms, successors and assigns, in any and all capacities, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to attorney's fees), damages, actions and causes of action, of whatever kind or nature, whether known or unknown, fixed or contingent, which arise, are alleged to have arisen, or could have arisen out of the claims made by John A. Butorac, Jr. and Barbara E. Butorac in the Litigation, and including but not limited to the Cross-Claim.

     7.   Termination of Shareholders' Agreement.  Mansbach;  John A. Butorac,
          --------------------------------------
Jr.; Barbara E. Butorac, individually and as Trustee of the John A. Butorac, III Trust of the 21st Century, the Sara A. Butorac Trust of the 21st Century, and the Christine E. Butorac Trust of the 21st Century; James M. Mulrooney; David M. Roth; Marsha B. Roth; Richard J. Reeves; and Valley Vista Ventures, LLC; hereby agree that the Shareholders' Agreement executed by them and dated January 1, 1999 is hereby terminated, and the Shares of the respective Parties as referenced in the Shareholders' Agreement are released from the restrictions contained in the Shareholders' Agreement, and all such rights are returned to the respective owners of such Shares (and successor owners of such Shares, including but not limited to, Mansbach pursuant to the provisions of this Agreement).


     8.   Termination of Agreement of Indemnity and Right of Contribution. The
          ---------------------------------------------------------------
Guarantor Defendants hereby agree that the Agreement of Indemnity and Right of Contribution executed by them and dated December 30, 1998, is hereby terminated and rendered null and void.

     9.   Dismissal of Litigation. The Parties agree that the Litigation shall
          -----------------------
be remanded as to all claims asserted by Mansbach against the Guarantor Defendants, and as to the Counterclaim and Cross-Claim, and the Parties agree that each shall cause his, her, or its respective attorney to sign and file an agreed order to dismiss said claims, with prejudice, in the form attached hereto as Exhibit "B" (the "Agreed Order").

     10.  Subsequent Discovery of Different or Additional Facts and/or Causes
          -------------------------------------------------------------------
of Action. The Parties each acknowledges that he, she or it is aware that they
---------
may hereafter discover facts different from or in addition to those he now knows or believes to be true with respect to the claims, causes of action, rights, obligations, debts, liabilities, accounts, liens, damages, losses and expenses herein released, and he agrees that this Agreement will remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts and/or causes of action, including but not limited to, any treatment of any of the transfers, transactions or matters described herein for Federal, state, or local income or other tax purposes in a manner which is or might be adverse to one or more Parties, more adverse for one or more Parties than for one or more other Parties, or otherwise contrary to the tax treatment anticipated by one or more Parties.

     11.  Covenant Not to Sue. All Parties to this Agreement agree that they
          -------------------
shall not make, assert, or maintain against any other party released pursuant to this Agreement any claim, demand, action, suit, or proceeding arising out of or in connection with the matters respectively released herein.

     12.  Denial of Liability. The giving of the consideration specified herein
          -------------------
affects the settlement of the matters released herein. Neither the giving of said consideration nor anything contained herein shall be construed as an admission by any party to this Agreement or its, assigns, successors, insurers, representatives, agents, officers, directors, employees, attorneys or shareholders, of the validity of the claims of any other party to this Agreement. The Parties hereto specifically disclaim any liability or responsibility to each other.

     13.  Binding Effect. This Agreement, and all covenants and releases set
          --------------
forth herein, shall be binding upon and shall inure to the benefit of the respective Parties hereto, their legal successors, trustees, beneficiaries, heirs, assigns, insurers, partners, representatives, executors, administrators, agents, attorneys, officers, directors, members and shareholders.

         14. Choice of Law and Venue.  This Agreement is executed and intended
             -----------------------
to be performed in the Commonwealth of Kentucky, and the laws of Kentucky shall govern its interpretation and effect.

         15. Legal Expenses. In the event any party to this Agreement commences
             --------------
any legal proceeding concerning any aspect of this Agreement, including, but not limited to, the interpretation or enforcement of any of its provisions or based on an alleged dispute, breach, default, or misrepresentation in connection with any aspect or provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and all other costs and expenses incurred in connection with the action or proceeding, including, without limitation, expert witness fees, court reporter fees and collection expenses, whether or not such action proceeds to judgment. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. If the court fails or refuses to make a determination of the prevailing party, the party who is awarded costs of suit shall also be deemed to be the prevailing party for purposes of awarding attorney's fees.

         16. Severability. Should any portion or clause of this Agreement be
             ------------
found to be invalid, illegal, void, voidable or unenforceable for any reason whatsoever, this Agreement shall be read as if it did not contain said portion or clause to be severable from the remainder. Any such clause or portion and its severance shall not affect the validity or effect of the remaining provisions of this Agreement.

         17. Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, each of which so executed shall be deemed to be an original and such counterparts together constitute one and the same Agreement. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all Parties, be affixed to each counterpart. The signature pages of the counterparts may be detached from them and be reattached to any other counterpart identical in form hereto, but having attached to it one or more additional signature pages, and it shall not be necessary in making proof of this Agreement to produce or account for any particular number of counterparts so long as one or more counterparts collectively shall contain the respective signatures of, or on behalf of, all of the Parties hereto. Fax copies of signatures shall have the same force and effect as original signatures.

         18. Gender and Number. In this document, where the context so requires,
             -----------------
the masculine, feminine or neutral gender shall be deemed to include each other, and the singular to include the plural.

         19. Section  Headings.  The captions, subject, section and paragraph
             -----------------
headings in this Agreement are included for convenience and reference only. They do not form a part hereof, and do not in any way codify, interpret, or reflect the intent of the Parties. Said headings shall not be used to construe or interpret any provision of this Agreement.

         20. Right to Consult With Attorney and Tax Advisor, Terms Understood.
             ----------------------------------------------------------------
The Parties hereto acknowledge that each has read this Agreement; that each fully understands his rights, privileges and duties under said Agreement; and that each enters into said Agreement freely and voluntarily. Each party further acknowledges that each has had the opportunity to consult with an attorney of his choice to explain the terms of this Agreement and the consequences of signing it. Each party further acknowledges that each has had the opportunity to consult with a tax advisor of his choice to explain the tax consequences of entering into the transactions contemplated hereby, and no party has relied on any representation or warranty of any other party with respect to any tax consequences, and no party has been induced to enter into this Agreement as a result of any alleged representations as to tax consequences.

         21. Reliance on Own Judgment, No Representations. The Parties hereby
             --------------------------------------------
declare and represent that the full compensation for the aforementioned losses and claims is uncertain and indefinite, and that in making this release agreement it is understood and agreed that the Parties rely wholly upon their own judgment, belief and knowledge as to the nature, extent and duration of said damages. The Parties have not been influenced to any extent whatsoever in making this release by any representation or statement regarding said damages, or regarding any other matter, made by the person or persons or entities hereby released, or by any person or persons representing them.

         22. Entire Agreement. The undersigned each acknowledge and represent
             ----------------
that no promise, representation or inducement not contained in this Agreement, or any exhibit hereto, has been made to them and that this Agreement, together with any exhibits or documents incorporated therein, contain the entire understanding between the Parties and contain all terms and conditions pertaining to the within compromise and settlement of the disputes referenced herein. No express or implied warranties, covenants or representations have been made concerning the subject matter of this Agreement unless expressly stated herein. Any prior written or oral negotiations not contained in this Agreement are of no force or effect whatsoever. In executing this Agreement, the Parties have not and do not rely on any statements, inducements, promises or representations made by the other party or their agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, except those specifically set forth in this Agreement. The undersigned further acknowledge that the terms of this Agreement are contractual and not a mere recital.

         23. Modifications. No change in, addition to, or erasure of a printed
             -------------
portion of this Agreement shall be valid or binding upon any party hereto unless initialed by all Parties hereto, and no verbal agreement of any nature relating to the subject matter of this Agreement or to any relationship between the Parties will be considered valid or enforceable. This Agreement may not be superseded, modified or amended orally and no modification, waiver or amendment shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         24. No Presumption Against Drafting Party. This Agreement and the
             -------------------------------------
provisions contained herein shall not be construed or interpreted for or against any party hereto because said party drafted or caused the party's legal representative to draft any of its provisions.

         25. Parties In Interest. Nothing in this Agreement, whether express or
             -------------------
implied, is intended to confer any rights or remedies under or arising by reason of this Agreement on any persons other than the Parties to it and their respective successors and permitted assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

         26. Waiver. The failure of either party to enforce any provision of
             ------
this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights and remedies granted all Parties herein are cumulative and the election of one right or remedy shall not constitute a waiver of such party's right to assert all other legal remedies available under this Agreement or otherwise provided by law.

         27. Execution of Further Documents. Each party agrees, upon the demand
             ------------------------------
of any other, to execute or deliver any instrument, furnish any information, or perform any other act reasonably necessary to carry out the provisions of this Agreement without undue delay and without charge. Specifically, and not by way of limitation, the Parties agree that they, as may be applicable, shall immediately execute the consents, resolutions, and other corporate documents relating to the Company which are attached hereto collectively as Exhibit "C," and such stock powers or other documents necessary to transfer the Shares as contemplated by this Agreement, and shall cooperate with National City Bank as the transfer agent for Shares of Tumbleweed. In the event any party fails or refuses to comply with this paragraph, such party shall reimburse the other party for any expenses, including attorney's fees and court costs, that as a result of this failure become reasonably necessary to carry out this Agreement, even if formal legal action is not commenced.

         28. Approval of Form and Content.  The Parties agree that the execution
             ----------------------------
of this Agreement acknowledges that its form and content are approved by the Parties and their respective counsel.

         IN WITNESS WHEREOF, the Parties hereto have set their respective hands and seals below.

TW FUNDING, LLC

By:      /s/ Gerald Mansbach
         GERALD MANSBACH, Managing Director
         Sole Member of Class A Director Group

By:      /s/ David M. Roth
         DAVID M. ROTH, Managing Director
         Member of Class B Director Group

By:      /s/ James M. Mulrooney
         JAMES M. MULROONEY, Managing Director
         Member of Class B Director Group

By:      /s/ John A. Butorac, Jr.
         JOHN A. BUTORAC, JR., Managing Director
         Member of Class B Director Group

/s/ John A. Butorac, Jr.                     /s/ Barbara E. Butorac
JOHN A. BUTORAC, JR.                         BARBARA E. BUTORAC
                                             (both individually and as Trustee of the John
                                             A. Butorac, III Trust of the 21/st/ Century, the
                                             Sara A. Butorac Trust of the 21/st/ Century,
                                             and the Christine E. Butorac Trust of the 21/st/
                                             Century)

/s/ James M. Mulrooney                       /s/ Gloria J. Mulrooney
JAMES M. MULROONEY                           GLORIA J. MULROONEY

/s/ David M. Roth                            /s/ Marsha B. Roth
DAVID M. ROTH                                MARSHA B. ROTH


/s/ Richard J. Reeves                        /s/ Judith Reeves
RICHARD J. REEVES                            JUDITH REEVES


/s/ Gary Snyder                              /s/ Cindy R. Synder
GARY SNYDER                                  CINDY R. SNYDER


/s/ Gregory A. Compton                       /s/ Janis B. Compton
GREGORY A. COMPTON                           JANIS B. COMPTON


/s/ Wayne P. Jones                           /s/ Linda Allen Jones
WAYNE P. JONES                               LINDA ALLEN JONES

/s/ John L. Brewer                        /s/ Kathy C. Brewer
JOHN L. BREWER                             KATHY C. BREWER


VALLEY VISTA VENTURES, LLC                /s/ Gerald Mansbach
                                           GERALD MANSBACH

By: /s/ David M. Roth
    DAVID M. ROTH, Manager